Exhibit 99.1

Verisk Reports Fourth-Quarter 2023 and Full-Year 2023 Financial Results

•

Consolidated revenues were $677.2 million, up 7.4% and up 6.0% on an organic constant currency (OCC) basis for the fourth quarter of 2023. Prior year results included storm-related revenue associated with Hurricane Ian, which negatively impacted OCC growth by 90 basis points. For the full year 2023, consolidated revenues were $2,681.4 million, up 7.4% and up 8.7% on an OCC basis.

•

Income from continuing operations was $182.3 million, down 15.5% for the fourth quarter of 2023. Adjusted EBITDA, a non-GAAP measure, was $362.0 million, up 9.0%, and up 6.5% on an OCC basis. For the full year 2023, income from continuing operations was $768.4 million, down 26.3%, while adjusted EBITDA was $1,433.5 million, up 11.6%, and up 11.5% on an OCC basis.

•

Diluted GAAP earnings per share from continuing operations (diluted EPS attributable to Verisk) were $1.25 for the fourth quarter of 2023, down 8.8%. Diluted adjusted earnings per share from continuing operations (diluted adjusted EPS), a non-GAAP measure, were $1.40, down 2.1%. The decrease in diluted adjusted EPS was driven by a one-time tax benefit of approximately $30.3 million in the fourth quarter 2022, and higher depreciation expense. For the full year 2023, diluted EPS attributable to Verisk were $5.22, down 20.3% and diluted adjusted EPS were $5.71, up 14.0%.

•

Net cash provided by operating activities was $252.4 million, up 1.4% and free cash flow, a non-GAAP measure, was $196.1 million, up 15.8% for the fourth quarter of 2023. For the full year 2023, net cash provided by operating activities was $1,060.7 million, up 0.2%, and free cash flow was $830.7 million, up 5.9%.

•	We repurchased $250 million of our shares during the fourth quarter of 2023. On February 14, 2024, our Board of Directors approved an additional $1.0 billion share repurchase authorization.

•	We paid a cash dividend of 34 cents per share on December 31, 2023. Our Board of Directors approved a cash dividend of 39 cents per share payable on March 29, 2024, an increase of 15%.

JERSEY CITY, N.J., February 21, 2024 — Verisk (Nasdaq:VRSK), a leading global data analytics and technology provider, today announced results for the fourth quarter and fiscal year ended December 31, 2023.

Lee Shavel, president and CEO, Verisk: "Verisk's 2023 performance exceeded the expectations we set at Investor Day and demonstrated our potential as an insurance-focused organization. We achieved these results while implementing strategic, organizational, and cultural change. As we look ahead, our improved engagement with clients and ability to act on a more coordinated basis has expanded opportunities to invest in new innovations and technologies that deliver value to the industry and support growth and returns for Verisk shareholders."

Elizabeth Mann, CFO, Verisk: "Verisk delivered solid fourth quarter 2023 results marked by 6.0% OCC revenue growth, 6.5% OCC adjusted EBITDA growth and continued margin expansion. This capped off an excellent 2023 where revenue and adjusted EBITDA growth exceeded our long-term targets. As we look to 2024, we have confidence in our ability to achieve consistent and predictable growth, margin expansion and strong free cash flow generation. We will continue to allocate our free cash flow toward investments in order to deliver on our growth strategy while leaning into our cost discipline to achieve our efficiency commitments."

Summary of Results (GAAP and Non-GAAP) from Continuing Operations

(in millions, except per share amounts)

Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	Change	2023	2022	Change
Revenues	$677.2	$630.4	7.4%	$2,681.4	$2,497.0	7.4%
Income from continuing operations	182.3	215.8	(15.5)	768.4	1,042.1	(26.3)
Adjusted EBITDA	362.0	332.0	9.0	1,433.5	1,284.5	11.6
Diluted EPS attributable to Verisk	1.25	1.37	(8.8)	5.22	6.55	(20.3)
Diluted adjusted EPS	1.40	1.43	(2.1)	5.71	5.01	14.0
Net cash provided by operating activities	252.4	249.0	1.4	1,060.7	1,059.0	0.2
Free cash flow	196.1	169.3	15.8	830.7	784.3	5.9

Revenues from Continuing Operations

Consolidated revenues were $677.2 million, up 7.4% and up 6.0% on an OCC basis for the fourth quarter, reflecting solid growth in underwriting and more moderate growth in claims. Storm-related revenue (Hurricane Ian) of $5.6 million in the fourth quarter of 2022 compared to almost no storm activity in the current year's quarter, negatively impacted our OCC revenue growth by approximately 90 basis points. For the full year 2023, consolidated revenues were $2,681.4 million, up 7.4% and up 8.7% on an OCC basis, reflecting broad-based growth across most of our businesses.

Revenues and Revenue Growth by Segment

(in millions)

Note: OCC revenue growth is a non-GAAP measure.

	Three Months Ended		Three Months Ended
	December 31,		December 31, 2023
	2023	2022	Reported	OCC
Underwriting	$479.0	$444.4	7.8%	7.3%
Claims	198.2	186.0	6.6	2.8
Insurance	$677.2	$630.4	7.4	6.0

	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31, 2023
	2023	2022	Reported	OCC
Underwriting	$1,892.7	$1,734.5	9.1%	8.5%
Claims	788.7	702.5	12.3	9.3
Insurance	2,681.4	2,437.0	10.0	8.7
Specialized Markets	-	22.4	N/A	N/A
Financial Services	-	37.6	N/A	N/A
Revenues	$2,681.4	$2,497.0	7.4	8.7

Insurance segment revenues grew 7.4% in the fourth quarter of 2023 and 6.0% on an OCC basis. For the full year 2023, insurance segment revenues grew 10.0% and 8.7% on an OCC basis.

•

Underwriting revenues increased 7.8% in the quarter and 7.3% on an OCC basis, primarily resulting from solid growth across forms, rules, and loss costs, underwriting data and analytic solutions, extreme event solutions, and life insurance solutions.

•

Claims revenue grew 6.6% in the quarter and 2.8% on an OCC basis. The year-over-year increase in revenues was driven by growth in anti-fraud, casualty, and international. Storm-related revenue from the prior year negatively impacted OCC revenue growth by 320 basis points.

There was no Energy and Specialized Markets segment revenue in the quarter. We closed on the sale of the Energy business on February 1, 2023, and accounted for it as discontinued operations. We closed on the sale of 3E on March 11, 2022.

There was no Financial Services segment revenue in the quarter as we closed the sale of Verisk Financial Services on April 8, 2022.

Income and Adjusted EBITDA from Continuing Operations

During fourth-quarter 2023, income from continuing operations was $182.3 million, a decrease of 15.5%. The decrease in income from continuing operations was primarily due to a $19.0 million litigation reserve expense in the fourth quarter of 2023 associated with an indemnification for an ongoing inquiry related to our former Financial Services segment, a one-time tax benefit of approximately $30.3 million in the fourth quarter of 2022, and higher depreciation expense in the fourth quarter of 2023 associated with the timing of certain large internally developed projects that were completed and placed into service during the year. Adjusted EBITDA increased 9.0%, and 6.5% on an OCC basis, primarily due to strong revenue growth and cost discipline. For 2023, income from continuing operations was $768.4 million, down 26.3%, while adjusted EBITDA was $1,433.5 million, up 11.6%, and up 11.5% on an OCC basis, reflecting strong revenue growth and cost discipline.

EBITDA and Adjusted EBITDA by Segment

(in millions)

Note: Consolidated EBITDA and Adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues. See "Non-GAAP Reconciliations" below for a reconciliation to the nearest GAAP measure. All OCC figures exclude results from recent dispositions, namely 3E, Energy, and Verisk Financial Services. Segment-level adjusted EBITDA margins for 2023 reflect a higher level of corporate allocations resulting from recent dispositions and the impact of foreign currency fluctuations.

	Three months ended December 31,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
	2023	2022	2023	2022	2023	2022	2023 Reported	2023 OCC	2023	2022
Insurance	$356.9	$342.8	52.7%	54.4%	$362.0	$332.1	9.0%	6.5%	53.4%	52.7%
Specialized Markets	-	0.5	N/A	N/A	-	0.1	N/A	N/A	N/A	N/A
Financial Services	-	(2.6)	N/A	N/A	-	(0.2)	N/A	N/A	N/A	N/A
Total	$356.9	$340.7	52.7	54.0	$362.0	$332.0	9.0	6.5	53.4	52.7

	Twelve months ended December 31,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
	2023	2022	2023	2022	2023	2022	2023 Reported	2023 OCC	2023	2022
Insurance	$1,424.1	$1,303.0	53.1%	53.5%	$1,433.5	$1,300.0	10.3%	11.5%	53.5%	53.3%
Specialized Markets	-	426.2	N/A	1,900.8	-	(21.9)	N/A	N/A	N/A	(97.9)
Financial Services	-	(89.4)	N/A	(237.6)	-	6.4	N/A	N/A	N/A	16.9
Total	$1,424.1	$1,639.8	53.1	65.7	$1,433.5	$1,284.5	11.6	11.5	53.5	51.4

Earnings Per Share and Diluted Adjusted Earnings Per Share

Diluted EPS attributable to Verisk decreased 8.8% to $1.25 for the fourth quarter of 2023. Diluted adjusted EPS decreased 2.1% to $1.40 for the fourth quarter of 2023. The decrease in diluted EPS attributable to Verisk and diluted adjusted EPS was the result of a lower tax expense in the prior year resulting from a one-time tax benefit of approximately $30.3 million, as well as higher year-over-year depreciation expense in the fourth quarter of 2023 related to the timing of certain large internally developed software projects that were completed and placed into service during the year. This was offset in part by strong revenue and profit growth, lower net interest expense, and the benefit from our accelerated share repurchase program. For the full year 2023, diluted EPS attributable to Verisk were $5.22, down 20.3% and diluted adjusted EPS were $5.71, up 14.0%.

Cash Flow and Free Cash Flow

Net cash provided by operating activities was $252.4 million for the fourth quarter of 2023, up 1.4%, and free cash flow was $196.1 million, up 15.8%. The increase in net cash provided by operating activities reflects an increase in the operating profit of our insurance segment and lower tax payments in the current year, offset by the disposition of our Energy business. Cash taxes paid in the prior year were higher primarily due to the gain on the sale of 3E. For the full year 2023, net cash provided by operating activities was $1,060.7 million, up 0.2%, and free cash flow was $830.7 million, up 5.9%.

Dividend

On December 31, 2023, we paid a cash dividend of 34 cents per share of common stock issued and outstanding to the holders of record as of December 15, 2023.

On February 14, 2024, our Board of Directors approved a cash dividend of 39 cents per share of common stock issued and outstanding, a 15% increase. The dividend is payable on March 29, 2024, to holders of record as of March 15, 2024.

Share Repurchases

During the fourth quarter 2023, we entered into and fully funded an accelerated share repurchase program (ASR) of $250 million and received an initial delivery of 0.9 million shares. Upon the final settlement of this ASR agreement in February 2024, we received additional shares of 0.2 million as determined by the daily volume weighted average share price of our common stock of $237.71 during the term of this ASR agreement.

As of December 31, 2023, we had $641.5 million remaining under our share repurchase authorization. On February 14, 2024, our Board of Directors approved an additional $1.0 billion share repurchase authorization.

Outlook

The Company has established its financial outlook for fiscal 2024 as follows:

	Fiscal 2024 Guidance
	($ in millions, except per share amounts)
	Low	High
Revenue	$2,840	$2,900
Adjusted EBITDA	$1,540	$1,600
Adjusted EBITDA margin	54.0%	55.0%
Diluted adjusted EPS	$6.30	$6.60

Fixed asset depreciation & amortization	$210	$240
Intangible amortization	$75	$75
Effective tax rate	23.0%	25.0%
Capital expenditures	$240	$260

Conference Call

Our management team will host a live audio webcast to discuss the financial results and business highlights on Wednesday, February 21, 2024, at 8:30 a.m. EST (5:30 a.m. PT, 1:30 p.m. GMT). All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 1-888-660-6191 for U.S./Canada participants or 929-203-1913 for international participants.

A replay of the webcast will be available for 30 days on our investor website and through the conference call number 1-800-770-2030 for U.S./Canada participants or 647-362-9199 for international participants using Conference ID #4026897.

About Verisk

Verisk is a leading strategic data analytics and technology partner to the global insurance industry. It empowers clients to strengthen operating efficiency, improve underwriting and claims outcomes, combat fraud and make informed decisions about global risks, including climate change, extreme events, political topics and ESG issues. Through advanced data analytics, software, scientific research and deep industry knowledge, Verisk helps build global resilience for individuals, communities and businesses. With teams across more than 20 countries, Verisk consistently earns certification by Great Place to Work and fosters an inclusive culture where all team members feel they belong. For more, visit Verisk.com.

Verisk is traded on the Nasdaq exchange and is a part of the S&P 500 Index and the Nasdaq-100 Index.

For more information, please visit www.verisk.com.

Contact:

Investor Relations

Stacey Brodbar

Head of Investor Relations

Verisk

201-469-4327

IR@verisk.com

Media

Alberto Canal

Verisk Public Relations

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income from continuing operations adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they help us allocate resources, make business decisions, allow for greater transparency regarding our operating performance, and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income from continuing operations adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related costs (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; and (iv) nonrecurring gain/loss, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic: Organic is defined as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale) and nonrecurring gain/loss associated with cost-based and equity method investments that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. We believe the organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison and the impact of recent dispositions, for which results are removed from all prior periods presented to allow for comparability.

Organic Constant Currency (OCC) Growth Rate: Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar; accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 10 for a reconciliation of consolidated adjusted EBITDA and a segment results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of segment adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 12 for a reconciliation of net cash provided by operating activities to free cash flow.

Attached Financial Statements

Please refer to the full Form 10-K filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2023 and 2022

	2023	2022
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$302.7	$112.5
Accounts receivable, net	334.2	290.1
Prepaid expenses	84.5	83.7
Income taxes receivable	23.5	44.2
Other current assets	65.2	32.0
Current assets held-for-sale	-	362.6
Total current assets	810.1	925.1
Noncurrent assets:
Fixed assets, net	604.9	541.5
Operating lease right-of-use assets, net	191.7	182.0
Intangible assets, net	471.7	504.8
Goodwill	1,760.8	1,676.0
Deferred income tax assets	30.8	31.7
Other noncurrent assets	496.1	371.4
Noncurrent assets held for sale	-	2,728.6
Total assets	$4,366.1	$6,961.1

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$340.8	$292.8
Short-term debt and current portion of long-term debt	14.5	1,392.9
Deferred revenues	375.1	321.7
Operating lease liabilities	33.1	29.5
Income taxes payable	7.9	-
Current liabilities held-for-sale	-	282.3
Total current liabilities	771.4	2,319.2
Noncurrent liabilities:
Long-term debt	2,852.2	2,343.2
Deferred income tax liabilities	210.1	145.6
Operating lease liabilities	195.6	189.9
Other noncurrent liabilities	14.6	17.9
Noncurrent liabilities held-for-sale	-	177.6
Total liabilities	4,043.9	5,193.4
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 143,308,729 and 154,701,136 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,872.3	2,720.8
Treasury stock, at cost, 400,694,309 and 389,301,902 shares, respectively	(9,037.5)	(6,239.5)
Retained earnings	6,416.9	5,999.1
Accumulated other comprehensive income (losses)	58.2	(731.2)
Total Verisk stockholders' equity	310.0	1,749.3
Noncontrolling interests	12.2	18.4
Total stockholders’ equity	322.2	1,767.7
Total liabilities and stockholders’ equity	$4,366.1	$6,961.1

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Twelve Months Ended December 31, 2023 and 2022

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(in millions, except for share and per share data)
Revenues	$677.2	$630.4	$2,681.4	$2,497.0
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	226.2	205.2	876.5	824.6
Selling, general and administrative	114.4	80.7	391.8	381.5
Depreciation and amortization of fixed assets	67.6	43.0	206.8	164.2
Amortization of intangible assets	18.5	17.0	74.6	74.4
Other operating loss (income)	-	2.0	-	(354.2)
Total operating expenses	426.7	347.9	1,549.7	1,090.5
Operating income	250.5	282.5	1,131.7	1,406.5
Other income (expense):
Investment income (loss) and others, net	20.3	(1.8)	11.0	(5.3)
Interest expense, net	(28.1)	(41.2)	(115.5)	(138.8)
Total other expense, net	(7.8)	(43.0)	(104.5)	(144.1)
Income from continuing operations before income taxes	242.7	239.5	1,027.2	1,262.4
Provision for income taxes	(60.4)	(23.7)	(258.8)	(220.3)
Income from continuing operations	182.3	215.8	768.4	1042.1
Loss from discontinued operations, net of tax benefit (expense) of $(12.4), $139.9, $(12.6) and $131.5, respectively	(8.5)	(154.6)	(154.0)	(87.8)
Net income	173.8	61.2	614.4	954.3
Less: Net loss (income) attributable to noncontrolling interests	0.2	(0.1)	0.2	(0.4)
Net income attributable to Verisk	$174.0	$61.1	$614.6	$953.9
Basic net income per share attributable to Verisk:
Income from continuing operations	$1.26	$1.38	$5.24	$6.60
Loss from discontinued operations	(0.06)	(0.99)	(1.05)	(0.56)
Basic net income per share attributable to Verisk:	$1.20	$0.39	$4.19	$6.04
Diluted net income per share attributable to Verisk:
Income from continuing operations	$1.25	$1.37	$5.22	$6.55
Loss from discontinued operations	(0.06)	(0.98)	(1.05)	(0.55)
Diluted net income per share attributable to Verisk:	$1.20	$0.39	$4.17	$6.00
Weighted average shares outstanding:
Basic	144,618,187	156,028,555	146,623,989	157,905,718
Diluted	145,392,678	156,974,983	147,336,159	158,928,942

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2023 and 2022

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(in millions)
Cash flows from operating activities:
Net income	$173.8	$61.2	$614.4	$954.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	67.6	46.0	206.8	197.1
Amortization of intangible assets	18.5	21.9	74.6	142.9
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.5	0.2	1.5	1.1
Provision for doubtful accounts	(0.2)	2.6	8.7	7.0
(Gain) loss on sale of assets	(4.2)	33.5	131.1	(393.9)
Impairment of cost-based investments	-	-	6.5	—
Stock-based compensation expense	7.7	6.3	54.0	56.5
Impairment of long-lived assets	-	303.7	—	377.4
Deferred income taxes	78.6	(199.7)	52.7	(261.0)
Loss on disposal of fixed assets, net	1.5	0.3	3.8	1.1
Acquisition related liability adjustment	2.0	-	(20.0)	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	21.3	24.6	(83.0)	(57.7)
Prepaid expenses and other assets	(20.1)	3.1	(56.9)	(8.4)
Operating lease right-of-use assets, net	5.4	11.3	26.8	46.6
Income taxes	(69.3)	23.3	(55.8)	25.6
Accounts payable and accrued liabilities	9.1	6.0	46.5	(21.2)
Deferred revenues	(49.9)	(69.8)	81.2	64.5
Operating lease liabilities	(5.9)	(5.7)	(27.1)	(43.9)
Other liabilities	16.0	(19.8)	(5.1)	(29.0)
Net cash provided by operating activities	252.4	249.0	1,060.7	1,059.0
Cash flows from investing activities:
Acquisitions and purchase of controlling interest, net of cash acquired of $0.0 and $3.6; and $8.0 and $9.3, respectively	-	-	(83.3)	(448.9)
Proceeds from sale of businesses	-	-	3,066.4	1,073.3
Investments in nonpublic companies	(0.5)	(2.1)	(2.2)	(46.0)
Escrow funding associated with acquisitions	-	-	(3.8)	(2.3)
Capital expenditures	(56.3)	(79.7)	(230.0)	(274.7)
Other investing activities, net	(0.2)	-	(0.6)	—
Net cash (used in) provided by investing activities	(57.0)	(81.8)	2,746.5	301.4

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	(in millions)
Cash flows from financing activities:
Proceeds from (repayment of) short-term debt, net	—	50.0	(1,265.0)	380.0
Repayments of current portion of long-term debt	—	—	—	(350.0)
Proceeds from issuance of long-term debt, inclusive of original issue premium and net of original issue discount	—	—	495.2	—
Proceeds from issuance of short-term debt with original maturities less than three months	—	275.0	—	400.0
Repayment of short-term debt with original maturities greater than three months	—	—	(125.0)	—
Payment of debt issuance costs	—	—	(6.0)
Repurchases of common stock	(712.5)	(466.2)	(2,762.3)	(1,662.5)
Net share settlement of taxes from restricted stock and performance share awards	(1.3)	(0.3)	(15.3)	(20.7)
Proceeds from stock options exercised	7.6	20.9	141.9	132.5
Treasury stock shares repurchased not yet settled	462.5	—	(37.5)	—
Dividends paid	(48.9)	(48.0)	(196.8)	(195.2)
Other financing activities, net	(2.5)	(0.8)	(15.7)	(14.3)
Net cash used in financing activities	(295.1)	(169.4)	(3,786.5)	(1,330.2)
Effect of exchange rate changes	(14.4)	18.1	(10.7)	(17.8)
(Decrease) increase in cash and cash equivalents	(114.1)	15.9	10.0	12.4
Cash and cash equivalents, beginning of period	416.8	276.8	292.7	280.3
Cash and cash equivalents, end of period	$302.7	$292.7	$302.7	$292.7
Supplemental disclosures:
Income taxes paid	$65.1	$60.1	$276.0	$324.5
Interest paid	$50.3	$60.0	$111.2	$134.3
Noncash investing and financing activities:
Deferred tax liability established on date of acquisitions	$(0.2)	$(2.5)	$8.7	$14.0
Net assets sold as part of the dispositions, net of cash sold	$—	$—	$3,211.8	$—
Finance lease additions, net of disposals	$1.9	$0.3	$45.6	$5.2
Operating lease additions, net of terminations	$4.9	$5.8	$34.3	$21.7
Fixed assets included in accounts payable and accrued liabilities	$2.1	$0.2	$2.2	$0.2

Non-GAAP Reconciliations

Consolidated EBITDA, Adjusted EBITDA, and Organic Adjusted EBITDA Reconciliation from Continuing Operations

(in millions)

Note: EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of consolidated revenues.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023		2022		2023		2022
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$173.8	25.7%	$61.2	9.7%	$614.4	22.9%	$954.3	38.2%
Less: Loss from discontinued operations, net of tax	(8.5)	(1.2)	(154.6)	(24.5)	(154.0)	(5.7)	(87.8)	(3.5)
Income from continuing operations	182.3	26.9%	215.8	34.2%	768.4	28.6%	1,042.1	41.7%
Depreciation and amortization of fixed assets	67.6	10.0	43.0	6.8	206.8	7.7	164.2	6.6
Amortization of intangible assets	18.5	2.7	17.0	2.7	74.6	2.8	74.4	3.0
Interest expense	28.1	4.2	41.2	6.5	115.5	4.3	138.8	5.6
Provision for income taxes	60.4	8.9	23.7	3.8	258.8	9.7	220.3	8.8
EBITDA	356.9	52.7	340.7	54.0	1,424.1	53.1	1,639.8	65.7
Impairment loss	-	-	-	-	-	-	73.7	3.0
Impairment of cost-based investments	-	-	-	-	6.5	0.2	-	-
Litigation reserve	19.0	2.8	-	-	38.2	1.5	-	-
Acquisition-related adjustments (earn-outs)	2.0	0.3	(10.7)	(1.6)	(19.4)	(0.7)	(2.9)	(0.2)
Severance expense	-	-	-	-	-	-	1.8	0.1
(Gain) loss directly related to dispositions from continuing operations	(15.9)	(2.4)	2.0	0.3	(15.9)	(0.6)	(427.9)	(17.2)
Adjusted EBITDA	362.0	53.4	332.0	52.7	1,433.5	53.5	1,284.5	51.4
Adjusted EBITDA from acquisitions and dispositions	(0.7)		0.8		(8.1)		(13.2)
Organic adjusted EBITDA	$361.3	53.9%	$332.8	52.8%	$1,425.4	54.0%	$1,271.3	52.4%

Segment Results Summary and Adjusted EBITDA Reconciliation from Continuing Operations

(in millions)

Note: Organic revenues, EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures.

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022
	Insurance	Insurance	Specialized Markets	Financial Services
Revenues	$677.2	$630.4	$-	$-
Revenues from acquisitions and dispositions	(6.9)	-	-	-
Organic revenues	$670.3	$630.4	$-	$-

EBITDA	$356.9	$342.8	$0.5	$(2.6)
Litigation reserve	19.0	-	-	-
(Gain) loss directly related to dispositions from continuing operations	(15.9)	-	(0.4)	2.4
Acquisition-related adjustments (earn-outs)	2.0	(10.7)	-	-
Adjusted EBITDA	362.0	332.1	0.1	(0.2)
Adjusted EBITDA from acquisitions and dispositions	(0.7)	0.7	(0.1)	0.2
Organic adjusted EBITDA	$361.3	$332.8	$-	$-

	Twelve Months Ended December 31, 2023	Twelve Months Ended December 31, 2022
	Insurance	Insurance	Specialized Markets	Financial Services
Revenues	$2,681.4	$2,437.0	$22.4	$37.6
Revenues from acquisitions and dispositions	(42.9)	(10.5)	(22.4)	(37.6)
Organic revenues	$2,638.5	$2,426.5	$-	$-

EBITDA	$1,424.1	$1,303.0	$426.2	$(89.4)
Impairment loss	-	-	-	73.7
Impairment of cost-based investments	6.5	-	-	-
Litigation reserve	38.2	-	-	-
Acquisition-related adjustments (earn-outs)	(19.4)	(3.0)	-	-
Severance expense	-	-	1.8	-
(Gain) loss directly related to dispositions from continuing operations	(15.9)	-	(449.9)	22.1
Adjusted EBITDA	1,433.5	1,300.0	(21.9)	6.4
Adjusted EBITDA from acquisitions and dispositions	(8.1)	(28.7)	21.9	(6.4)
Organic adjusted EBITDA	$1,425.4	$1,271.3	$-	$-

Segment Adjusted EBITDA Margin Reconciliation

Note: Segment adjusted EBITDA margin is calculated as a percentage of respective segment revenues.

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022
	Insurance	Insurance	Specialized Markets	Financial Services
EBITDA margin	52.7%	54.4%	—%	—%
Gain directly related to dispositions from continuing operations	(2.4)	—	—	—
Litigation reserve	2.8	—	—	—
Acquisition-related adjustments (earn-outs)	0.3	(1.7)	—	—
Adjusted EBITDA margin	53.4	52.7	N/A	N/A

	Twelve Months Ended December 31, 2023	Twelve Months Ended December 31, 2022
	Insurance	Insurance	Specialized Markets	Financial Services
EBITDA margin	53.1%	53.5%	1900.8%	(237.6)%
(Gain) loss directly related to dispositions from continuing operations	(0.6)	—	(2,006.7)	58.4
Impairment of cost-based investments	0.2	—	—	—
Litigation reserve	1.5	—	—	—
Acquisition-related adjustments (earn-outs)	(0.7)	(0.2)	—	—
Impairment loss	—	—	—	196.1
Severance expense	—	—	8.0	—
Adjusted EBITDA margin	53.5	53.3	(97.9)	16.9

Consolidated Adjusted EBITDA Expense Reconciliation from Continuing Operations

(in millions)

Note: Adjusted EBITDA expense is a non-GAAP measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Operating expenses	$426.7	$347.9	$1,549.7	$1,090.5
Depreciation and amortization of fixed assets	(67.6)	(43.0)	(206.8)	(164.2)
Amortization of intangible assets	(18.5)	(17.0)	(74.6)	(74.4)
Investment (income) loss and others, net	(20.3)	1.8	(11.0)	5.3
Litigation reserve	(19.0)	-	(38.2)	-
Acquisition-related adjustments (earn-outs)	(2.0)	10.7	19.4	2.9
Impairment loss	-	-	-	(73.7)
Impairment of cost-based investments	-	-	(6.5)	-
Severance expense	-	-	-	(1.8)
Gain (loss) directly related to dispositions from continuing operations	15.9	(2.0)	15.9	427.9
Adjusted EBITDA expense	$315.2	$298.4	$1,247.9	$1,212.5

Diluted Adjusted EPS Reconciliation from Continuing Operations

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$173.8	$61.2	$614.4	$954.3
less: Loss from discontinued operations	(8.5)	(154.6)	(154.0)	(87.8)
Income from continuing operations	182.3	215.8	768.4	1,042.1
plus: Amortization of intangibles	18.5	17.0	74.6	74.4
less: Income tax effect on amortization of intangibles	(4.7)	(4.2)	(18.7)	(18.6)
plus: Litigation reserve	19.0	-	38.2	-
less: Income tax effect on litigation reserve	(0.5)	-	(0.5)	-
plus: Impairment of cost-based investments	-	-	6.5	-
less: Income tax effect on impairment of cost-based investments	-	-	(0.4)	-
plus: Acquisition-related adjustments (earn-outs)	2.0	(7.7)	(19.4)	(0.1)
less: Income tax effect on acquisition-related adjustments (earn-outs)	(0.5)	1.9	4.9	0.1
plus: Impairment loss	-	-	-	73.7
less: Income tax effect on impairment loss	-	-	-	(16.8)
plus: Severance expense	-	-	-	1.8
less: Income tax effect on severance expense	-	-	-	(0.4)
less: (Gain) loss directly related to dispositions from continuing operations	(15.9)	2.0	(15.9)	(427.9)
plus: Income tax on effect on gain directly related to dispositions from continuing operations	3.7	-	3.7	67.4
Adjusted net income	$203.9	$224.8	$841.4	$795.7

Diluted EPS attributable to Verisk	$1.25	$1.37	$5.22	$6.55
Diluted adjusted EPS	$1.40	$1.43	$5.71	$5.01

Weighted-average diluted shares outstanding	145.4	157.0	147.3	158.9

Free Cash Flow Reconciliation from Continuing Operations

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2023	2022	Change	2023	2022	Change
Net cash provided by operating activities	$252.4	$249.0	1.4%	$1,060.7	$1,059.0	0.2%
Capital expenditures	(56.3)	(79.7)	(29.4)	(230.0)	(274.7)	(16.3)
Free cash flow	$196.1	$169.3	15.8	$830.7	$784.3	5.9